Exhibit 99.1

   Orion HealthCorp Notified of Non-Compliance with American Stock
                 Exchange Continued Listing Standards

    ATLANTA & HOUSTON--(BUSINESS WIRE)--April 26, 2005--Orion HealthCorp, Inc. (AMEX:ONH) today announced that it was notified by the American Stock Exchange on April 20, 2005, that the Company was not in compliance with the Exchange's continued listing standards.
    The non-compliance relates to Sections 134 and 1101 of the American Stock Exchange Company Guide. Specifically, the issues relate to the Company's failure to file its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, by the extended filing deadline of April 15, 2005. The Exchange has given Orion until May 2, 2005, to file the Form 10-KSB and regain compliance with the Amex requirements.
    Orion believes that by filing the Form 10-KSB by May 2, 2005, it will regain compliance with the Amex requirements.
    Orion HealthCorp, Inc. is a healthcare services organization resulting from a recent combination of four different operating companies. Although the structure is new, the combined companies are proven growth engines with considerable operational traction in the healthcare marketplace. The Company provides complementary business services to physicians through three business units: SurgiCare, Inc., serving the freestanding ambulatory surgery center market; Integrated Physician Solutions, Inc., providing business services to pediatric practices and technology solutions to general and specialized medical practices; and Medical Billing Services, Inc., providing physician billing and collection services and practice management solutions to hospital-based physicians. The core competency of the Company is its long-term experience and success in working with and creating value for physicians. For more information on Orion HealthCorp, Inc., visit the Company's website at www.orionhealthcorp.com.
    Certain statements in this press release constitute "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Acts"). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements.
    The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of Orion HealthCorp, Inc. and the other companies described herein. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts. Any number of factors could affect future operations and results. Orion HealthCorp, Inc. undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.

    CONTACT: Orion HealthCorp, Inc.
             Terrence L. Bauer, 678-832-1800
             or
             Keith G. LeBlanc, 713-973-6675